Exhibit 4.25

FOIA CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO CERTAIN INFORMATION IN

THIS AGREEMENT. THIS INFORMATION HAS BEEN REDACTED AND DENOTED BY ASTERISKS [***].

NINETEENTH AMENDMENT TO

AGREEMENT 319-I

THIS NINETEENTH AMENDMENT TO AGREEMENT NUMBER 319-I IS ENTERED BY AND BETWEEN HUGHES NETWORK SYSTEMS, LLC, A LIMITED LIABILITY COMPANY ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE WHICH SHALL HEREINAFTER BE REFERED AS THE “CLIENT”, SUCCESSOR IN INTEREST TO HUGHES NETWORK SYSTEMS, A DIVISION OF HUGHES ELECTRONICS CORPORATION, AND AS THE OTHER PARTY SATELITES MEXICANOS, S.A. DE C.V., WHICH SHALL HEREINAFTER BE REFERED AS “SATMEX”, A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF MEXICO (TOGETHER REFERRED AS THE “PARTIES”) PURSUANT TO THE FOLLOWING:

W I T N E S S E T H

WHEREAS, on January 20, 2000, SATMEX and HUGHES ELECTRONICS CORPORATION, through the CLIENT, executed the agreement number 319-I, hereinafter the “Agreement”;

WHEREAS, on May 16, 2000, SATMEX and HUGHES ELECTRONICS CORPORATION, through the CLIENT executed a “First Amendment” to the Agreement, in order to substitute transponder [***] for [***] and revise Exhibit C, Initial Loading Plan;

WHEREAS, on January 1, 2001, SATMEX and HUGHES ELECTRONICS CORPORATION, through the CLIENT executed a “Second Amendment” to the Agreement, in which HUGHES’s obligation to take the [***] transponders changed from [***] to [***] and its use term was reduced from [***] months to [***];

WHEREAS, on March 1, 2001, SATMEX and HUGHES ELECTRONICS CORPORATION, through the CLIENT executed a “Third Amendment” to the Agreement, in which HUGHES’s obligation to take the [***] transponders changed from [***] to [***];

WHEREAS, on May 20, 2001, SATMEX and HUGHES ELECTRONICS CORPORATION, through the CLIENT executed a “Fourth Amendment” to the Agreement, in which the Parties agreed to substitute transponder [***] for [***];

WHEREAS, on January 1, 2002, SATMEX and HUGHES ELECTRONICS CORPORATION, through the CLIENT executed a “Fifth Amendment” to the Agreement, in which the Parties increased the [***] additional transponders;

WHEREAS, on February 3, 2003, SATMEX and HUGHES ELECTRONICS CORPORATION executed a “Sixth Amendment” to the Agreement in which the Parties agreed to [***];

WHEREAS, on March 24, 2003, SATMEX and HUGHES ELECTRONICS CORPORATION through the CLIENT executed a “Seventh Amendment” to the Agreement in which, among others, the CLIENT increased [***];

WHEREAS, on May 1, 2003, SATMEX and HUGHES ELECTRONICS CORPORATION through the CLIENT executed an “Eighth Amendment” to the Agreement in which, among others, the CLIENT exercised the [***] increase option under the Second clause of the Seventh Amendment;

WHEREAS, on September 7, 2004, SATMEX and HUGHES ELECTRONICS CORPORATION through the CLIENT executed a “Ninth Amendment” to the Agreement in which, among others, the CLIENT increase [***] in Satmex 5 satellite, transponder [***];

WHEREAS, on June 14, 2005, SATMEX and Loral Skynet (“Loral Skynet”) a division of Loral Spacecom Corp. entered into an Agreement for the end of life lease of the [***] transponder on Satmex 5, hereinafter the “[***]”;

WHEREAS, on September 7, 2005, SATMEX entered into a company’s reorganization under Mexican reorganization law called “Concurso Mercantil” according to sentence dictated by Judge Second of District in Civil Matter, in the Federal District of Mexico;

CONFIDENTIAL

FOIA CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO CERTAIN INFORMATION IN

THIS AGREEMENT. THIS INFORMATION HAS BEEN REDACTED AND DENOTED BY ASTERISKS [***].

WHEREAS, on December 1, 2005, SATMEX and HUGHES ELECTRONICS CORPORATION through the CLIENT executed a “Tenth Amendment” to the Agreement in which, among others, the CLIENT [***], to result on a total capacity of [***], applying this capacity of [***] to CLIENT’S Bottom of Social Cover Program (“FONCOS”);

WHEREAS, on January 20, 2006, SATMEX and HUGHES ELECTRONICS CORPORATION through the CLIENT executed an “Eleventh Amendment” to the Agreement in which, among others, the CLIENT restructured [***] on Satmex 5 satellite and extended the term from [***] through [***];

WHEREAS, on February 1, 2006, SATMEX and HUGHES ELECTRONICS CORPORATION through the CLIENT executed a “Twelfth Amendment” to the Agreement in which, among others, the Parties agreed to [***] the term of the contracted capacity in Satmex 5 satellite, under certain [***] commitment terms; and

WHEREAS, on September 15, 2006, SATMEX and HUGHES ELECTRONICS CORPORATION through the CLIENT executed a “Thirteenth Amendment” to the Agreement in which, among others, the Parties agreed to[***] the space segment capacity on Satmex 6 satellite.

WHEREAS, on August 1st, 2008, SATMEX and HUGHES ELECTRONICS CORPORATION through the CLIENT executed a “Fourteenth Amendment” to the Agreement in which, among others, the Parties agreed to [***].

WHEREAS, on February 1st, 2009, SATMEX and HUGHES ELECTRONICS CORPORATION through the CLIENT executed a “Fifteenth Amendment” to the Agreement in which, the Parties agreed to [***]; to result a [***].

WHEREAS, on July 1st, 2009, SATMEX and HUGHES ELECTRONICS CORPORATION through the CLIENT executed a “Sixteenth Amendment” to the Agreement in which, the Parties agreed to [***] in Satellite Satmex 5, [***] in order to result a [***].

WHEREAS, on October 1st, 2009, SATMEX and HUGHES ELECTRONICS CORPORATION through the CLIENT executed a “Seventeenth Amendment” to the Agreement in which, the Parties agreed to [***] on Satmex 5 and Satmex 6 satellites.

WHEREAS, on July 1st, 2010, SATMEX and HUGHES ELECTRONICS CORPORATION through the CLIENT executed an “Eighteenth Amendment” to the Agreement in which, the Parties agreed to [***] of SATMEX 6 satellite starting on [***].

NOW THEREFORE, in consideration of the foregoing and mutual covenants contained in this Nineteenth Amendment, the Parties agree as follows:

A G R E E M E N T

FIRST. The CLIENT and SATMEX accept and recognize that since August 1st, 2010 the satellite capacity was [***] in Satmex 5 satellite, transponders [***] and in Satmex 6, transponders [***], in order to result a [***].

The Parties agree that this capacity [***] in accordance with the terms and conditions of the [***] as established in the Third Clause of the Fourteenth Amendment.

Therefore, the transponders related to the [***] were as follows:

a)	[***] for Satmex 5 satellite:

CONFIDENTIAL

FOIA CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO CERTAIN INFORMATION IN THIS AGREEMENT. THIS INFORMATION HAS BEEN REDACTED AND DENOTED BY ASTERISKS [***].

Satellite	Band	Txdrs	Bandwidth MHz	Period
Satmex 5	[***]	[***]	[***]	From [***], until [***]
		[***]	[***]	From [***], until [***]
		[***]	[***]	It was effective from [***] until [***]
		[***]	[***]	From [***], until [***]

b)	[***] for Satmex 6 satellite:

Satellite	Band	Txdrs	Bandwidth MHz	Period
		[***]	[***]	From [***] until [***]
		[***]	[***]	It was effective until [***]
Satmex 6		[***]	[***]	It was effective from [***]
		[***]	[***]	From [***], until [***].
		[***]	[***]	It was effective from [***] until [***]

c)	The [***] remained with no change as follows:

Satellite	Band	Region	Txdrs	Bandwidth MHz	Period
Satmex 5	[***]	[***]	[***]	[***]	From [***] through [***]

Since [***], Capacity on transponder [***] on SATMEX 5 satellite become part of the [***]

From [***], all the SATMEX 5 transponders currently on a [***] will be part of the [***].

Note: SATMEX will not unreasonably refuse CLIENT’s request to change the assigned fixed transponder to another fixed transponder from time to time. The intent of the Parties pursuant this Clause is that CLIENT is committing to a full [***] month term for [***] transponders, but the actual assigned transponders may [***] during the term hereof.

CONFIDENTIAL

FOIA CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO CERTAIN INFORMATION IN THIS AGREEMENT. THIS INFORMATION HAS BEEN REDACTED AND DENOTED BY ASTERISKS [***].

SECOND. The Parties accept and recognize the modification to the [***] described on Second Clause of the Seventeenth Amendment; therefore, the [***] consisted of [***] transponders on SATMEX 5 and SATMEX 6 satellites, of 36 MHz each one.

THIRD. The term of this Nineteenth Amendment shall be considered retroactive to August 1st, 2010 and shall terminate in accordance with the terms and conditions set forth in the Seventeenth Amendment.

FOURTH. All notices to be provided under the Amendments and/or the Agreement shall be in accordance with the terms and conditions set forth in the Seventeenth Amendment.

FIFTH. This Amendment, the underlying commercial relationship between the Parties, and all collateral matters relating thereto, shall be governed by, and construed in accordance with Section 33 of the Agreement.

SIXTH. Except as specifically amended hereby, the terms and conditions of the Agreement and its past Amendments, shall remain in full force and effect in accordance with its terms.

This Nineteenth Amendment is signed in counterparts, one copy remaining in possession of each Party.

FOR THE CLIENT HUGHES NETWORK SYSTEMS	FOR SATMEX SATÉLITES MEXICANOS, S.A. DE C.V.

/s/ Philip K. O’Brien	/s/ Patricio E. Northland
PHILIP K. O’BRIEN VICE PRESIDENT	PATRICIO E. NORTHLAND GENERAL DIRECTOR
Date:	Date:

SIGNATURE PAGE OF THE NINETEENTH AMENDMENT TO AGREEMENT NUMBER 319-I EXECUTED BY AND BETWEEN HUGHES NETWORK SYSTEMS AND SATELITES MEXICANOS, S.A. DE C.V.

CONFIDENTIAL